UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) December 2, 2009
A. SCHULMAN, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-7459	34-0514850

(State or other jurisdiction	(Commission	( IRS Employer
of incorporation)	File Number)	Identification No.)

3550 West Market Street, Akron, Ohio		44333

(Address of principal executive offices)		(Zip Code)
(330) 666-3751

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.
     On December 2, 2009, A. Schulman, Inc., (“A. Schulman”), Wildcat Spider, LLC, a direct wholly owned subsidiary of A. Schulman (“Merger Sub”) and ICO, Inc., a Texas corporation (“ICO”), entered into a definitive Agreement and Plan of Merger (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement and subject to the conditions set forth therein, ICO will merge with and into Merger Sub with Merger Sub surviving as a wholly owned subsidiary of A. Schulman (the “Merger”).
     Under the terms of the Merger Agreement, each share of ICO common stock outstanding immediately prior to the Merger will be converted into the right to receive a pro rata portion of the total consideration of $105.0 million in cash and 5.1 million shares of A. Schulman common stock, subject to certain adjustments, including those described below. All unvested options and shares of restricted stock of ICO will fully vest prior to the Merger. All unexercised options to purchase ICO common stock will be terminated in the Merger and exchanged for cash equal to their “in the money” value, which will be calculated by comparing the exercise price of each such option to the per-share consideration being delivered to ICO’s stockholders on a fully diluted basis using the treasury stock method. The cash amounts paid in respect of ICO’s unexercised options will reduce the cash pool available to ICO’s stockholders in the Merger.
     The Merger is intended to qualify as a reorganization under Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”), thereby making the transaction a tax-free reorganization with respect to the stock portion of the consideration to be paid to ICO stockholders.
     The completion of the Merger is subject to certain conditions, including, among others: (1) the approval of the Merger Agreement by ICO’s stockholders representing two-thirds of its outstanding shares; (2) the absence of certain legal impediments to the consummation of the Merger; (3) the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; (4) subject to certain materiality exceptions, the accuracy of the representations and warranties made by A. Schulman and ICO, respectively, and compliance by A. Schulman and ICO with their respective obligations under the Merger Agreement; (5) the declaration of the effectiveness by the United States Securities and Exchange Commission (the “SEC”) of the registration statement on Form S-4 to be filed by A. Schulman relating to the A. Schulman common stock to be issued in the Merger; (6) the approval by The Nasdaq Stock Market, LLC of the listing of A. Schulman common stock issuable to ICO stockholders under the Merger Agreement; and (7) the delivery of opinions from counsel to A. Schulman and counsel to ICO to the effect that the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code.
     Each of A. Schulman and ICO has made representations, warranties and covenants in the Merger Agreement. ICO’s covenants and agreements include, among other things: (1) subject to certain conditions, to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the completion of the Merger; and (2) not to solicit or initiate discussions with third parties regarding alternative transactions and to respond to proposals regarding such alternative transactions only in accordance with the terms of the

Merger Agreement. A. Schulman’s covenants and agreements include, among other things: (i) to conduct its business in the ordinary course of business during the period between the execution of the Merger Agreement and the completion of the Merger, subject to certain conditions; and (ii) to prepare and file with the SEC a registration statement on Form S-4 to register the securities issuable to ICO stockholders under the Merger Agreement.
     The Merger Agreement contains specified termination rights for each of A. Schulman and ICO and further provides that, upon termination of the Merger Agreement by A. Schulman or ICO under certain circumstances, ICO may be obligated to pay A. Schulman a termination fee of $6.8 million. In the event that either party terminates the Merger Agreement as a result of the other party’s breach or failure to perform any of its covenants or other required conditions prior to the completion of the Merger and such breach or failure cannot be cured within a specified time period, the breaching party will be required to reimburse the non-breaching party for up to $1.0 million of expenses actually incurred by the non-breaching party in connection with the Merger. In addition, ICO will be required to reimburse A. Schulman for up to $1.0 million of expenses actually incurred by A. Schulman in connection with the Merger in the event the Merger Agreement is terminated because ICO stockholders fail to approve the transaction.
     The Merger is expected to close in the spring of 2010, pending adoption of the Merger Agreement by the stockholders of ICO, approval of the transaction by regulatory authorities and the satisfaction of the closing conditions.
     The foregoing description of the Merger Agreement and the transactions contemplated thereby is not complete and is subject to and qualified in its entirety by reference to, the full text of the Merger Agreement, a copy of which is attached hereto as Exhibit 2.1 and incorporated by reference herein. A. Schulman issued a press release on Dec 2, 2009, announcing the execution of the Merger Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein.
     Investors are cautioned that the representations, warranties and covenants included in the Merger Agreement were made by ICO, on the one hand, and A. Schulman and Merger Sub, on the other hand, to each other. These representations, warranties and covenants were made as of specific dates and only for purposes of the Merger Agreement and are subject to important exceptions and limitations, including a contractual standard of materiality different from that generally relevant to investors, and are qualified by information in confidential disclosure schedules that the parties exchanged in connection with the execution of the Merger Agreement. In addition, the representations and warranties may have been included in the Merger Agreement for the purpose of allocating risk between ICO and A. Schulman, rather than to establish matters as facts. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the public disclosures of ICO or A. Schulman.
     The Merger Agreement is described in this current report on Form 8-K and attached as Exhibit 2.1 hereto only to provide you with information regarding certain material terms and conditions and, except for its status as a contractual document that establishes and governs the legal relationship among the parties thereto with respect to the Merger, not to provide any other factual information regarding ICO, A. Schulman or their respective businesses or the actual conduct of their respective businesses during the pendency of the Merger Agreement. You should not rely on the representations and warranties in the Merger Agreement as characterizations of the actual state of facts about ICO, A. Schulman or any other person. Furthermore, you should not rely on the covenants in the Merger Agreement as actual limitations on the respective businesses of ICO and A. Schulman, because either party may take certain actions that are either expressly permitted in the disclosure schedules to the Merger Agreement or as otherwise consented to by the appropriate party, which consent may be given without notice to the public.
Cautionary Statement
        A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding expected synergies resulting from the merger of A. Schulman and ICO, combined operating and financial data, the combined company’s plans, objectives, expectations and intentions and whether and when the transactions contemplated by the Merger Agreement will be consummated. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the risk that the businesses will not be integrated successfully; the risk that the cost savings and any other synergies from the transaction may not be fully realized or may take longer to realize than expected; restrictions imposed by outstanding indebtedness; fluctuations in the prices of sources of energy or resins and other raw materials; worldwide and regional economic, business, and political conditions, including continuing economic uncertainties in some or all major product markets; changes in customer demand and requirements; business cycles and other industry conditions; the timing of new services or facilities; ability to compete; effects of compliance with laws; fluctuations in the value of currencies in major areas where operations are located, including the U.S. dollar, Euro, U.K. pound sterling, Canadian dollar, Mexican peso, Chinese yuan, and Indonesian rupiah; matters relating to operating facilities; effect and costs of claims (known or unknown) relating to litigation and environmental remediation; ability to manage global inventory; ability to develop technology and proprietary know-how; ability to attract and retain key personnel; escalation in the cost of providing employee health care; performance of the global automotive market; disruption from the transaction making it more difficult to maintain relationships with customers, employees or suppliers; the failure to obtain governmental approvals of the transaction on the proposed terms and schedule, and any conditions imposed on the combined company in connection with consummation of the merger; the failure to obtain approval of the merger by the stockholders of ICO and the failure to satisfy various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that are described from time to time in A. Schulman’s and ICO’s respective reports filed with the SEC, including A. Schulman’s annual report on Form 10-K for the year ended August 31, 2009 and ICO’s annual report on Form 10-K for the year ended September 30, 2008 and quarterly report on Form 10-Q for the quarter ended June 30, 2009, in each case, as such reports may have been amended. This document speaks only as of its date, and Schulman and ICO each disclaims any duty to update the information herein.

Additional Information
        In connection with the proposed transaction, a registration statement on Form S-4 will be filed with the SEC. ICO STOCKHOLDERS ARE ENCOURAGED TO READ THE REGISTRATION STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE REGISTRATION STATEMENT, WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER. The final proxy statement/prospectus will be mailed to stockholders of ICO. Investors and security holders will be able to obtain the documents free of charge at the SEC’s website, www.sec.gov, from A. Schulman at its website, www.aschulman.com, or 3550 West Market Street, Akron, Ohio 44333, Attention: Corporate Secretary, or from ICO at its website, www.icopolymers.com, or 1811 Bering Drive, Suite 200, Houston, Texas, 77057, Attention: Corporate Secretary.
Participants In Solicitation
        A. Schulman and ICO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in respect of the proposed Merger. Information concerning A. Schulman’s participants is set forth in the proxy statement, dated November 6, 2009, for A. Schulman’s 2009 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A. Information concerning ICO’s participants is set forth in the proxy statement, dated January 23, 2009, for ICO’s 2009 Annual Meeting of Stockholders as filed with the SEC on Schedule 14A and ICO’s current reports on Form 8-K, as filed with the SEC on December 11, 2008, January 22, 2009, May 12, 2009 and August 6, 2009. Additional information regarding the interests of participants of A. Schulman and ICO in the solicitation of proxies in respect of the proposed Merger will be included in the registration statement and proxy statement/prospectus and other relevant materials to be filed with the SEC when they become available.

ITEM 7.01 REGULATION FD DISCLOSURE.
     The information set forth in Item 1.01 of this current report on Form 8-K and in the Merger Agreement and press release attached hereto as Exhibits 2.1 and 99.1, respectively, is incorporated in this Item 7.01 by reference.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.
     (d)       Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of December 2, 2009, by and between A. Schulman, Inc., Wildcat Spider, LLC and ICO, Inc.

99.1	Press Release, dated December 2, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A. Schulman, Inc.
By:	/s/ David C. Minc
David C. Minc
Vice President, General Counsel and Secretary

Date: December 3, 2009